UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2023

White River Energy Corp

(Exact name of registrant as specified in its charter)

Nevada	333-192060	45-3797537
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

609 W/ Dickson St., Suite 102 G Fayetteville, AR	72701
(Address of principal executive offices)	(Zip Code)

(800) 203-5610
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 3.02 Unregistered Sale of Equity Securities.

On January 17, 2023 and January 18, 2023, White River Operating LLC (the “Operator”) and White River Energy Corp (the “Company”) entered into two separate Participation Agreements (the “Agreements”) with two investors (the “Investors”), pursuant to which, the parties agreed to the following: (i) the Investors agreed to pay the Company a total of $150,000, with the proceeds to be used for drilling one or more wells on the Company’s mineral lease located in Rankin County, Mississippi in exchange for a total of three units, with each unit comprised of the following: (A) a 1.0412490% working interest and (B) a 0.7809370% net revenue interest in such wells.

Under the Agreements, each Investor also agreed to participate in the drilling of the initial test well, and each party may also drill a substitute well if the test well is abandoned prior to reaching the agreed upon depth. Further, for any well drilled after the initial test well and substitute well referenced in the preceding sentence, the Investors agreed to the same cost sharing arrangements as provided for the initial test well.

The foregoing description of the terms of the Agreements and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the copy of the Form of Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

		Incorporated by Reference			Filed or Furnished
Exhibit #	Exhibit Description	Form	Date	Number	Herewith
10.1	Form of Participation Agreement*	8-K	1/17/2023	10.1
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules and other attachments have been omitted. The Company undertakes to furnish the omitted schedules and attachments to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White River Energy Corp

Date: January 23, 2023	By:	/s/ Jay Puchir
	Name:	Jay Puchir
	Title:	Chief Executive Officer